QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

AMENDMENT NUMBER TWO

        This Amendment Number Two (the "Amendment") is made this 27th day of March, 2002 by and between Interactive Software Systems, Inc., a corporation duly organized and existing under the laws of the State of Colorado (the "Seller"), and Allen Systems Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Buyer").

        WHERAS, the Buyer and the Seller are parties to that certain Asset Purchase Agreement dated June 30, 2000 (collectively with the exhibits, schedules and ancillary agreements thereto, the "Agreement").

        WHEREAS, the Buyer and the Seller wish to amend the Agreement on the terms herein.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Buyer and the Seller hereby agree as follows:

        1.    The Buyer shall pay to the Seller One Million Dollars ($1,000,000) (the "Payment"), via wire transfer or certified check within 15 days of the date hereof, in complete satisfaction, settlement and early retirement of the Buyer's obligation to pay the Seller the outstanding debt amount of $7,254,156.26 owing by Buyer to Seller.

        2.    Simultaneously with the receipt of the Payment, the Seller shall forever release the Buyer from all liability in connection with the Purchase Price which was to be paid by the Buyer to the Seller, including any Purchase Price payments to be made in respect of any time periods after the quarter ended December 31, 2001. Should Buyer fail to pay Seller the amount due in paragraph 1, above, within 15 days of the date of this Amendment, Seller at its option may declare this Amendment null and void.

        3.    The amendments set forth in this Amendment shall be effective as of the date hereof, unless expressly provided otherwise herein.

        4.    All capitalized terms used, but not defined, herein, shall have the meanings assigned to them in the Agreement.

        5.    Except as amended by this Amendment, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

ALLEN SYSTEMS GROUP, INC.	INTERACTIVE SOFTWARE SYSTEMS, INC.
/s/ ARTHUR L. ALLEN Name: Arthur L. Allen Title: President/CEO	/s/ J. L. HUITT, JR. Name: J. L. Huitt, Jr. Title: President

QuickLinks

  Exhibit 10.1
AMENDMENT NUMBER TWO